Joint Filing Agreement
We, the undersigned, hereby express our agreement that the attached Form 4 is filed on behalf of each of us.
Dated as of: October 24, 2008

AP LXP HOLDINGS, LLC

By: /s/ Stuart Koenig
        Vice President

APOLLO REAL ESTATE INVESTMENT FUND III, L.P.

By:  APOLLO REAL ESTATE ADVISORS III, L.P.
     its general partner

By:  APOLLO REAL ESTATE CAPITAL ADVISORS
      III, INC., its general partner

 By:  /s/ Stuart Koenig
          Vice President

 APOLLO REAL ESTATE ADVISORS III, L.P.

 By:  APOLLO REAL ESTATE CAPITAL
      ADVISORS III, INC., its general partner

 By: /s/ Stuart Koenig
         Vice President

APOLLO REAL ESTATE MANAGEMENT III, L.P.

By:  APOLLO REAL ESTATE MANAGEMENT III,
     INC., its general partner

 By: /s/ Stuart Koenig
        Vice President